Exhibit 10.29

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT ("Agreement"), dated as of March 4, 2003, between PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation ("PVH" and, together with its subsidiaries, the "Company"), and MARK WEBER (the "Executive").

W I T N E S S E T H:

WHEREAS, the Company desires to retain Executive on a full-time basis in accordance with the terms set forth herein; and

WHEREAS, the Executive desires to be so employed by the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.

Employment.

(a)

Employment.  The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and conditions hereof.  The Executive shall be an employee at will and this Agreement shall not constitute a guarantee of employment.  Each of the parties acknowledges and agrees that either party may terminate the Executive’s employment at any time, for any reason, with or without cause, and with or without notice.  The period commencing on the date hereof and ending on the effective date of the termination of the Executive’s employment is hereinafter referred to as the "Employment Period."

(b)

Position.  The Executive shall serve as President and Chief Operating Officer of the Company or in such other position or positions as the Company’s Chief Executive Officer or Board of Directors (which, for purposes of this Agreement, includes any committee thereof) may designate from time to time.  The Executive shall (i) perform such duties and services as shall from time to time be assigned to him, (ii) devote all of his business time to the services required of him hereunder and (iii) use his best efforts, judgment, skill and energy to perform such duties and services.  As used in this Section 1, "business time" shall be determined in accordance with the usual and customary standards of the Company.

2.

Compensation.

(a)

Base Salary.  The Company shall pay the Executive a salary at the annual rate of $1,000,000 ("Base Salary"), payable in accordance with the normal payroll procedures of the Company in effect from time to time.  The Company or the Board of Directors may from time to time, in its sole and absolute discretion, increase or decrease the Base Salary by any amount it determines to be appropriate.

(b)

Incentive and Bonus Compensation.  The Executive shall be eligible to participate in the Company’s existing and future bonus and stock option plans and other incentive compensation programs, including, without limitation, the Company's 1997 and 2000 Stock Option Plans, Long-Term Incentive Plan and Performance Incentive Bonus Plan (collectively, "Plans"), to the extent that the Executive is qualified to participate in any such Plan under the generally applicable provisions thereof in effect from time to time.  Such eligibility is not a guarantee of participation in or of the receipt of any award, payment or other compensation under any Plan.  To the extent the Executive does participate in a Plan and the Plan does not expressly provide otherwise, the Chief Executive Officer and/or the Board of Directors, as appropriate, may determine all terms of participation (including, without limitation, the type and size of any award, payment or other compensation and the timing and conditions of receipt thereof by the Executive) in the Chief Executive Officer’s or Board’s sole and absolute discretion.  Nothing herein shall be deemed to prohibit the Company or the Board of Directors from amending or terminating any and all Plans in its sole and absolute discretion.  The terms of each Plan shall govern the Executive's rights and obligations thereunder during the Executive's employment and upon the termination thereof.  Without limiting the generality of the foregoing, the definition of "Cause" hereunder shall not supersede the definition of "cause" in any Plan and any rights of the Executive hereunder upon and subsequent to the termination of the Executive's employment shall be in addition to, and not in lieu of, any right of the Executive under any Plan then in effect upon or subsequent to a termination of employment.

(c)

Benefits.  The Executive shall be eligible to participate in all employee benefit and insurance plans sponsored or maintained by the Company for similarly situated executives (including, without limitation, the Associates' Investment Plan for Salaried Associates, the Supplemental Savings Plan, the Pension Plan and the Supplemental Defined Benefit Plan and any other savings, retirement, life, health and disability plans), to the extent that the Executive is qualified to participate in any such plan under the generally applicable provisions thereof in effect from time to time.  Nothing herein shall be deemed to prohibit the Company or the Board of Directors from amending or terminating any such plan in its sole and absolute discretion.  The terms of each such plan shall govern the Executive's rights and obligations thereunder during the Executive's employment and upon the termination thereof.

(d)

Expenses.  The Company shall pay or reimburse the Executive for reasonable expenses incurred or paid by the Executive in the performance of the Executive’s duties hereunder in accordance with the generally applicable policies and procedures of the Company, as in effect from time to time and subject to the terms and conditions thereof.

(e)

Educational Benefit Plan and Capital Accumulation Plan.  The Executive's participation in the Company's Capital Accumulation Program pursuant to the Agreement, dated as of February 12, 1987, between the Company and the Executive, as amended (the "CAP Agreement"), shall continue in accordance with the terms thereof; provided, however, that, notwithstanding any provision to the contrary in the CAP Agreement, if the Executive's employment with the Company is terminated other than by reason of his death or for cause, at the Executive's option, all of his benefits under the CAP Agreement may commence upon the latter to occur of the termination of his employment or his attaining age 55.  In addition, the

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Executive's participation in the Company's Educational Benefit Plan (the "EBP") shall continue in accordance with past practice; provided, however, that if the Executive's employment with the Company is terminated for any reason other than cause, the Executive's participation in the EBP shall continue until the completion of his sons' undergraduate education up to age 25.  Without limiting the generality of the foregoing, the definition of "Cause" hereunder shall not supersede the definition of "cause" in the EBP (if any) or the CAP Agreement and any rights of the Executive hereunder upon and subsequent to the termination of the Executive's employment shall be in addition to, and not in lieu of, any right of the Executive under the EBP or the CAP Agreement upon or subsequent to a termination of employment.

3.

Termination of Employment.  The Executive’s employment hereunder shall terminate, or shall be subject to termination at any time, as follows:

(a)

Termination for Cause by the Company.  The Company may terminate the Executive’s employment under this Agreement at any time for Cause (as defined below).  Upon such termination, the Company shall have no further obligation to the Executive hereunder except for the payment of (i) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), and (ii) all unreimbursed expenses (if any), subject to Section 2(d).  For the avoidance of doubt, the Executive shall have no right to receive any amounts under the Company’s severance policy upon his termination for Cause.  For purposes of this Agreement, "Cause" shall be defined as (1) gross negligence in the performance of the material responsibilities of the Executive’s office or position; (2) gross misconduct in the performance of the material responsibilities of the Executive’s office or position, including, without limitation, malfeasance relating to the Company and/or vendor and customer accounts and insubordination; (3) material failure or refusal by the Executive to perform his core job duties, as such may be reasonably assigned to him from time to time, other than by reason of his death or disability, or other acts or omissions constituting material neglect or dereliction of his such duties; (4) the conviction of the Executive by a court of competent jurisdiction (and after all appeal procedures have been exhausted or have expired) of, or the entry of a plea of guilty or nolo contendere by the Executive to a charge of, the commission of a crime that constitutes a felony under federal or state law or the equivalent under foreign law; (5) the Executive's embezzlement or intentional misappropriation of any property of the Company; (6) the Executive having divulged, furnished or made accessible to anyone other than the Company, its directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any Confidential Information (as hereinafter defined); (7) fraud, dishonesty or other acts or omissions by the Executive that constitute a willful breach of his fiduciary duty to the Company; or (8) the happening of any other event which, under the provisions of applicable law, disqualifies the Executive from acting in any or all capacities in which he is then acting.  The Executive shall be given notice of the termination of his employment for Cause under this Section 3(a).  If the Executive shall be terminated pursuant to clause (1), (2) or (3) of this Section 3(a), the Executive shall be given a reasonable period of time, not to exceed 30 days, to correct the underlying act or omission.  In all other cases, termination shall be effective as of the date notice is given.

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(b)

Termination without Cause by the Company.  The Company may also terminate the Executive’s employment under this Agreement at any time without Cause.  The voluntary resignation of the Executive shall not for any reason be treated as a termination of employment by the Company without Cause, even if the Executive’s stated reason for resignation is a material change in the terms or conditions of his employment as in effect at that time, except as otherwise provided in Sections 3(c) or 3(g)(ii).   If the Company terminates the Executive’s services without Cause, other than during the two-year period following a Change in Control (as hereinafter defined), the Executive shall be entitled to receive from the Company (i) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), (ii) all unreimbursed expenses (if any), subject to Section 2(d), and (iii) an aggregate amount (the "Severance Amount") equal to two years’ salary calculated at the Base Salary rate then in effect payable in 48 substantially equal payments on the same schedule that Base Salary was paid immediately prior to termination.  In addition, if the Company terminates the Executive's employment hereunder without Cause, then the Company shall also provide to the Executive during the period over which the Severance Amount is paid, medical and dental insurance coverage for the Executive and the members of his family which is not less favorable to the Executive than the group medical and dental insurance coverage carried by the Company for the Executive and the members of his family immediately prior to such termination of employment; provided, however, that the obligations set forth in this sentence shall terminate to the extent the Executive obtains comparable medical and dental insurance coverage from any other employer during such period, but the Executive shall not have any obligation to seek or accept employment during such period, whether or not any such employment would provide comparable medical and dental insurance coverage; and provided further, however, that the Executive shall be obligated to pay an amount equal to the active employee contribution, if any, for each such coverage.  In addition, all unvested outstanding stock options granted to Executive pursuant to any Plans shall immediately vest and the Executive shall have until the earlier of (x) three years from the termination date and (y) the scheduled expiration date of each option to exercise all outstanding stock options, other than options granted under the Company's 1987 Stock Option Plan, which shall only be exercisable up to 30 days after the last day of the Executive's employment (or the scheduled expiration thereof, if sooner).  For the avoidance of doubt, the payment of the Severance Amount shall be in lieu of any amounts payable under the Company’s severance policy (as then in effect) and the Executive hereby waives any and all rights thereunder.

(c)

Termination By Reason of Special Circumstances.  (i) If, upon the termination for any reason of the service of Bruce J. Klatsky as Chief Executive Officer and Chairman of the Company, the Executive is not named to succeed Mr. Klatsky in both such positions or (ii) if the Executive is required to report to a Person on a supervisory basis other than Mr. Klatsky or the Board of Directors ("Special Circumstances") and the Executive voluntarily terminates his employment with the Company within 10 business days as a result thereof, the Executive shall be entitled to receive from the Company (x) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), (y) all unreimbursed expenses (if any), subject to Section 2(d), and (z) an aggregate amount equal to two times the average annual "cash compensation" paid to and/or accrued with respect to the Executive during the two-year period  immediately preceding the date of such termination, or such portion of said period as the

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Executive shall have been employed by the Company, with such amount to be paid in 48 substantially equal payments on the same schedule that Base Salary was paid immediately prior to termination.  Notwithstanding the foregoing, if the positions of Chairman and Chief Executive Officer are separated by the Board of Directors due to regulatory requirements, corporate governance principles or otherwise, then, in the case of clause (i) of the first sentence of this Section 3(c), a Special Circumstance shall only arise if Mr. Klastky's service as Chief Executive Officer is terminated, Mr. Klatsky is not serving as Chairman, and the Executive is not named to succeed Mr. Klatsky as Chief Executive Officer.  For purposes of this Section 3(c), "cash compensation" shall mean only salary and cash bonus (if any).  In addition, all unvested outstanding stock options granted to the Executive pursuant to any Plans shall immediately vest and the Executive shall have until the earlier of (1) three years from the termination date and (2) the scheduled expiration date of each option to exercise all outstanding stock options, other than options granted under the Company's 1987 Stock Option Plan, which shall only be exercisable up to 30 days after the last day of the Executive's employment (or the scheduled expiration thereof, if sooner).  If the Executive terminates his employment with the Company by reason of Special Circumstances, then the Company shall also provide to the Executive, during the period over which severance is paid under clause (z) of this Section 3(c), medical, dental, life and disability insurance coverage for the Executive and the members of his family which is not less favorable to the Executive than the group medical, dental, life and disability insurance coverage carried by the Company for the Executive and the members of his family immediately prior to such termination of employment; provided, however, that the obligations set forth in this sentence shall terminate to the extent the Executive obtains comparable medical, dental, life and disability insurance coverage from any other employer during such period, but the Executive shall not have any obligation to seek or accept employment during such period, whether or not any such employment would provide comparable medical, dental, life and disability insurance coverage; and provided further, however, that the Executive shall be obligated to pay an amount equal to the active employee contribution, if any, for each such coverage.  Notwithstanding anything in the foregoing to the contrary, if the Executive elects to terminate his employment by reason of Special Circumstances, the Executive acknowledges and agrees that the Board of Directors may make the payment of the severance under clause (z) of this Section 3(c) contingent upon the Executive remaining in the Company's employ hereunder for a reasonable transition period not to exceed six months from the date the Executive elects to terminate his employment by reason of Special Circumstances.  For the avoidance of doubt, the amounts payable under clause (z) of this Section 3(c) as severance shall be in lieu of any amounts payable under the Company’s severance policy and the Executive hereby waives any and all rights thereunder.

(d)

Termination by Voluntary Resignation by the Executive.  The Executive may terminate his employment with the Company at any time by voluntary resignation. Upon such termination, except as otherwise provided in Sections 3(c) and 3(g)(ii), the Company shall have no further obligation to the Executive hereunder except for the payment of (i) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), and (ii) all unreimbursed expenses (if any), subject to Section 2(d).  Notwithstanding the foregoing, the Executive shall provide no less than 90 days' prior written notice of the effective date of his resignation.  The Company shall continue to pay the Executive his Base Salary during such 90-day period.  The Executive acknowledges and agrees that the Company may elect to place the

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Executive on paid leave for all or any part of such 90-day period.  Notwithstanding the foregoing, the Company, in its sole and absolute discretion, may waive the requirement for prior notice of the Executive's resignation or decrease the notice period, in which event the Company shall have no continuing obligation to pay the Executive's Base Salary or shall only have such obligation with respect to the shortened period, as the case may be.

(e)

Disability.  The Executive’s employment shall be terminable by the Company, subject to applicable law and the Company's short-term and long-term disability policies then in effect, if the Executive becomes physically or mentally disabled, whether totally or partially, such that he is prevented from performing his usual duties and services hereunder for a period of 120 consecutive days or for shorter periods aggregating 120 days in any 12-month period.  If the Executive’s employment is so terminated by the Company, the Company shall have no further obligation to the Executive hereunder, except for the payment to the Executive or his legal guardian or representative, as appropriate, of (i) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), and (ii) all unreimbursed expenses (if any), subject to Section 2(d).

(f)

Death.  If the Executive shall die during the Employment Period, this Agreement shall terminate on the date of the Executive’s death and the Company shall have no further obligation to the Executive hereunder except for the payment to the Executive’s estate of (i) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), and (ii) all unreimbursed expenses (if any), subject to Section 2(d).

 (g)

Termination Subsequent to a Change in Control.

(i)

For purposes of this Agreement:

(A)

A "Change in Control" shall be deemed to occur upon:

(1)

the election of one or more individuals to the Board of Directors, which election results in one-third or more of the directors of PVH consisting of individuals who have not been directors of PVH for at least two years, unless such individuals have been elected as directors or nominated for election as directors by at least three-fourths of the directors of PVH who have been directors of PVH for at least two years;

(2)

the sale by PVH of all or substantially all of its assets (or the assets of the PVH subsidiary employing the Executive) to any individual or unaffiliated partnership, limited liability company or other entity (each, a "Person"), the consolidation of PVH (or the PVH subsidiary employing the Executive) with any Person, the merger of PVH (or the PVH subsidiary employing the Executive) with any Person as a result of which merger PVH (or the PVH subsidiary employing the Executive) is not the surviving entity (in the case of PVH, as a publicly held corporation), unless such sale has been approved in advance by at least three-fourths of the directors of PVH on the date hereof or by a Successor Board, provided that at least three-fourths of the Continuing Directors on such Successor Board approve such transaction;

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(3)

the sale or transfer of shares of PVH by PVH and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its affiliates (as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) shall own, after such sales and transfers, at least one-fourth, but less than one-half, of the shares of PVH having voting power for the election of directors, unless such sale or transfer has been approved in advance by at least three-fourths of the directors of PVH on the date hereof or by a Successor Board, provided that at least three-fourths of the Continuing Directors on such Successor Board approve such transaction; or

(4)

the sale or transfer of shares of PVH by PVH and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its affiliates (as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) shall own, after such sales and transfers, at least one-half, of the shares of PVH having voting power for the election of directors.

(B)

"Continuing Director" means any director of PVH on the date hereof and any director of PVH whose election to the Board of Directors of PVH was recommended or approved by at least three-fourths of the directors of PVH serving at the time of such recommendation or approval and in all events shall exclude any director who was elected as a result of the solicitation of proxies by any Person other than the Board of Directors of PVH.

(C)

"Successor Board" means a Board of Directors of PVH at least three-quarters of which is composed of Continuing Directors.

(D)

"Good Reason" means

(1)

a material reduction in the Executive's duties without his consent;

(2)

a reduction of the Executive's Base Salary as in effect immediately before the Change in Control by more than 10% or the elimination of all Plans (without a commensurate increase in Base Salary or replacement by new Plans) or the reduction of the compensation under the Plans (including any new or replacement Plans) such that the Executive's potential total compensation (i.e., Base Salary, cash bonuses, stock awards, stock options and other compensation) is reduced by more than 10% of his potential total compensation (assuming all performance criteria are satisfied and awards are paid at their maximum level; provided, however, that with respect to stock awards, stock option grants and other non-cash compensation, the value ascribed thereto should be consistent with the basis of the Company's practices (e.g., option grant size based on position versus option grant given on a Black-Scholes or other valuation basis)) before the Change in Control;

(3)

a material reduction relative to all other senior executives in the medical, life, disability and other benefits made available to the Executive pursuant to Section 2(c); and

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(4)

a material diminution relative to all other senior executives in the Executive's status or working conditions or any other action that impairs substantially the Executive's status relative to all other senior executives.

(E)

"Parachute Indemnity Amount" shall mean the amount determined with respect to the Executive as follows:

(1)

There shall first be determined, after giving effect to the payment of the Executive's Primary Benefit (as hereinafter defined) and all other compensation and benefits paid to the Executive under any plans of or agreements with the Company, but not to the Executive's Secondary Benefit, the aggregate of the Executive's "excess parachute" payments within the contemplation of section 280G(b)(1) of the Internal Revenue Code of 1986, as amended.

(2)

There shall then be determined the amount of the aggregate taxes imposed upon such "excess parachute payments" by the provisions of section 4999(a) of the Internal Revenue Code of 1986, as amended.

(3)

The amount determined in accordance with the provisions of clause (2) shall then be multiplied by the fraction the numerator of which shall be one and the denominator of which shall be one minus the Executive's Effective Marginal Tax Rate with respect to the calendar year in which his employment by the Company shall terminate.

(ii)

Upon the voluntary termination of employment with the Company by the Executive for Good Reason within two years after the occurrence of a Change in Control, or upon the involuntary termination of employment with the Company of the Executive for any reason other than death, disability or Cause within two years after the occurrence of a Change in Control, PVH (or the then former PVH subsidiary employing the Executive), or the consolidated, surviving or transferee Person in the event of a consolidation, merger or sale of assets, shall pay to the Executive, in a lump sum immediately subsequent to the date of such termination, (A) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), (B) all unreimbursed expenses (if any), subject to Section 2(d), and (C) an aggregate amount equal to the sum of (x) (the "Primary Benefit") equal to the product of (1) three and (2) the average annual cash compensation, including salary, cash awards under any Plan and cash bonuses, paid to and/or accrued with respect to the Executive during the two-year period preceding the date of such termination, or such portion of said period as the Executive shall have been employed by the Company, and (y) an amount (the "Secondary Benefit") equal to the Executive's Parachute Indemnity Amount.  Upon the voluntary termination of employment with the Company for Good Reason by the Executive within two years after the occurrence of a Change in Control, or upon the involuntary termination of employment with the Company of the Executive for any reason other than death, disability or Cause within two years after the occurrence of a Change in Control, PVH (or the then former PVH subsidiary employing the Executive), or the consolidated, surviving or transferee Person in the event of a consolidation, merger or sale of assets, shall also provide to the Executive, for the period of three consecutive

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years commencing on the date of such termination of employment, medical, dental, life and disability insurance coverage for the Executive and the members of his family which is not less favorable to the Executive than the group medical, dental, life and disability insurance coverage carried by the Company for the Executive and the members of his family either immediately prior to such termination of employment or on the occurrence of such Change in Control, whichever is greater; provided, however, that the obligations set forth in this sentence shall terminate to the extent the Executive obtains comparable medical, dental, life and disability insurance coverage from any other employer during such three-year period, but the Executive shall not have any obligation to seek or accept employment during such three-year period, whether or not any such employment would provide comparable medical, dental, life and disability insurance coverage.  The Executive shall not be required to mitigate the amount of any payment provided for in this Section 3(g)(ii) by seeking employment or otherwise, nor shall the amount of any payment provided for herein be reduced by any compensation or retirement benefits heretofore or hereafter earned by the Executive as the result of employment by any other Person, except as provided in the proviso to the immediately preceding sentence.  For the avoidance of doubt, the amounts payable under clause (C) of this Section 3(g)(ii) as severance shall be in lieu of any amounts payable under the Company's severance policy and the Executive hereby waives any and all rights thereunder.

4.

Effect of Termination.  The amounts paid to the Executive pursuant to Section 3(b), 3(c) or 3(g)(ii), as applicable, following termination of his employment shall be in full and complete satisfaction of the Executive’s rights under this Agreement and any other claims he may have with respect to his employment by the Company and the termination thereof, other than as expressly provided in Sections 2(b) and 2(e).  Such amounts shall constitute liquidated damages with respect to any and all such rights and claims.  In consideration of the Executive’s receipt thereof, the Executive shall, in advance of, and as a condition to, the payment thereof, execute a release in favor of the Company, substantially in the form of Exhibit A hereto.  Pursuant to said release, the Company shall be released and discharged from any and all liability to the Executive in connection with this Agreement and otherwise in connection with the Executive’s employment with the Company and the termination thereof, including, without limitation, any claims arising under federal, state or local labor, employment and employment discrimination laws, but excluding claims with respect to any Plan, the EBP or the CAP Agreement.  Notwithstanding the foregoing, nothing herein shall be construed to release the Company from its obligations to indemnify the Executive (as set forth in Section 7(h)).

5.

Restrictive Covenants.

(a)

Confidentiality.  The Executive recognizes that any knowledge and information of any type whatsoever of a confidential nature relating to the business of the Company, including, without limitation, all types of trade secrets, vendor and customer lists and information, employee lists and information, information regarding product development, marketing plans, management organization information, operating policies and manuals, sourcing data, performance results, business plans, financial records, and other financial, commercial, business and technical information (collectively, "Confidential Information"), must be protected as confidential, not copied, disclosed or used, other than for the benefit of the

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Company, at any time.  The Executive further agrees that at any time during the Employment Period or thereafter he will not divulge to anyone (other than the Company or any Person employed or designated by the Company), publish or make use of any Confidential Information without the prior written consent of the Company, except as (and only to the extent) required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency and then only after providing the Company with the opportunity to prevent such disclosure or to receive confidential treatment for the Confidential Information required to be disclosed.  The Executive further agrees that following the termination of the Employment Period for whatever reason, (i) the Company shall keep all tangible property assigned to the Executive or prepared by the Executive and (ii) the Executive shall not misappropriate or infringe upon the Confidential Information of the Company (including the recreation or reconstruction of Confidential Information from memory).

(b)

Non-Interference.  The Executive acknowledges that information regarding the Company's business and financial relations with its vendors and customers is Confidential Information and proprietary to the Company and that any interference with such relations based directly or indirectly on the use of such information would cause irreparable damage to the Company.  The Executive acknowledges that by virtue of his employment with the Company, he has gained or may gain knowledge of such information concerning the Company’s vendors and customers (respectively "Vendor Information" or "Customer Information"), and that he would inevitably have to draw on this Vendor Information and Customer Information and on other Confidential Information if he were to solicit or service the Company’s vendors or customers on behalf of a competing business enterprise.  Accordingly, and subject to the immediately following sentence, the Executive agrees that during the Employment Period and for a period of 18 months following the termination thereof, other than by reason of a termination by the Company without Cause, the Executive will not, on behalf of himself or any other Person, other than the Company, directly or indirectly do business with, solicit the business of, or perform any services for any actual vendor or customer of the Company, any Person that has been a vendor or customer of the Company within the 12-month period preceding such termination or any actively solicited prospective vendor or customer as to whom or which the Executive provided any services or as to whom or which the Executive has knowledge of Vendor Information, Customer Information or Confidential Information. The foregoing restrictive covenant shall only apply to business activities engaged in by the Executive on behalf of himself or any other Person that are directly competitive with those of the operating divisions of the Company in which the Executive has worked or over which he has or has had supervisory responsibility, in terms of channels of distribution, types of products, gender for which the products have been designed and similarity of price range.  In addition, the Executive agrees that, during the Employment Period and such 18-month period thereafter, he will not, directly or indirectly, seek to encourage or induce any such vendor or customer to cease doing business with, or lessen its business with, the Company, or otherwise interfere with or damage (or attempt to interfere with or damage) any of the Company’s relationships with its vendors and customers, except in the ordinary course of the Company’s business.

(c)

Non-Solicitation.  The Executive agrees that during the Employment Period and for a period of 18 months following the termination thereof for any reason, he will not hire or

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solicit to hire, whether on his own behalf or on behalf of any other Person (other than the Company), any employee of the Company or any individual who had left the employ of the Company within 12 months of the termination of the Executive’s employment with the Company.  In addition, during the Employment Period and such 18-month period thereafter, the Executive will not, directly or indirectly, encourage or induce any employee of the Company to leave the Company’s employ, except in the ordinary course of the Company’s business.

(d)

Public Comment.  The Executive, during the Employment Period and at all times thereafter, shall not make any derogatory comment concerning the Company or any of its current or former directors, officers, stockholders or employees.  Similarly, the senior management of the Company shall not make any derogatory comment concerning the Executive.

(e)

Blue Pencilling.  If any of the restrictions on competitive or other activities contained in this Section 5 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the extent compatible with the applicable law; it being understood that by the execution of this Agreement, (i) the parties hereto regard such restrictions as reasonable and compatible with their respective rights and (ii) the Executive acknowledges and agrees that the restrictions will not prevent him from obtaining gainful employment subsequent to the termination of his employment.  The existence of any claim or cause of action by the Executive against the Company shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenants, but such claim or cause of action shall be determined separately.

(f)

Injunctive Relief.  The Executive acknowledges and agrees that the covenants and obligations of the Executive set forth in this Section 5 relate to special, unique and extraordinary services rendered by the Executive to the Company and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law.  Therefore, the Executive agrees that the Company shall be entitled to seek an injunction, restraining order or other temporary or permanent equitable relief (without the requirement to post bond) restraining the Executive from committing any violation of the covenants and obligations contained herein.  These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

6.

Work for Hire.  The Executive agrees that all marketing, operating and training ideas, sourcing data, processes and materials, including all inventions, discoveries, improvements, enhancements, written materials and development related to the business of the Company ("Proprietary Materials") to which the Executive may have access or that the Executive may develop or conceive while employed by the Company shall be considered works made for hire for the Company and prepared within the scope of employment and shall belong exclusively to the Company.  Any Proprietary Materials developed by the Executive that, under applicable law, may not be considered works made for hire, are hereby assigned to the Company without the need for any further consideration, and the Executive agrees to take such further action, including

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executing such instruments and documents as the Company may reasonably request, to evidence such assignment.

7.

Miscellaneous.

(a)

Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns.  Notwithstanding anything in the foregoing to the contrary, the Executive may not assign any of his rights or obligations under this Agreement without first obtaining the written consent of the Company.  The Company may assign this Agreement in connection with a sale of all or substantially all of its assets.  The merger or consolidation of the Company into or with any other Person or any other transaction involving a change of control of the Company shall not constitute an assignment of this Agreement by the Company.

(b)

Survival.  The provisions of Sections 3, 4, 5, 6 and 7 shall survive the termination of this Agreement pursuant to Section 3.

(c)

Notices.  Any notices to be given hereunder shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid as follows:

If to the Executive, addressed to the Executive at the address then shown in the Executive’s employment records

If to the Company at:

Phillips-Van Heusen Corporation

200 Madison Avenue

New York, New York 10016

Attention: Chairman

With a copy to:

Phillips-Van Heusen Corporation

200 Madison Avenue

New York, New York 10016

Attention:  Vice President – Human Resources

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner provided above for giving notice.

(d)

Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the principles thereof relating to the conflict of laws.

12

(e)

Consent to Jurisdiction.  Any judicial proceeding brought against the Executive with respect to this Agreement may be brought in any court of competent jurisdiction in the Borough of Manhattan in the City and State of New York and, by execution and delivery of this Agreement, the Executive

(i)

accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate courts, and irrevocably agrees to be bound by any final judgment (after exhausting all appeals therefrom or after all time periods for such appeals have expired) rendered thereby in connection with this Agreement and

(ii)

irrevocably waives any objection the Executive may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

(f)

Severability.  The invalidity of any one or more provisions of this Agreement or any part thereof shall not affect the validity of any other provision of this Agreement or part thereof; and in the event that one or more provisions contained herein shall be held to be invalid, the Agreement shall be reformed to make such provisions enforceable.

(g)

Waiver.  The Company, in its sole discretion, may waive any of the requirements imposed on the Executive by this Agreement.  The Company, however, reserves the right to deny any similar waiver in the future.  Each such waiver must be express and in writing and there will be no waiver by conduct.  Pursuit by the Company of any available remedy, either in law or equity, or any action of any kind, does not constitute waiver of any other remedy or action.  Such remedies and actions are cumulative and not exclusive.

(h)

Indemnification.  The Company shall indemnify the Executive and hold the Executive harmless from and against any claim, loss or cause of action arising from or out of the Executive’s performance as an officer, director or employee of the Company or in any other capacity, including any fiduciary capacity, in which the Executive serves at the request of the Company to the maximum extent permitted by applicable law; provided, however, that the Executive shall not be entitled to indemnification hereunder with respect to any expense, loss, liability or damage which was caused by the Executive’s own gross negligence, willful misconduct or reckless disregard of his duties hereunder.  The Company shall pay any and all reasonable legal fees incurred by the Executive in the defense of any such claim on a current basis, provided that the Executive agrees in writing to reimburse the Company for any fees that it is determined the Executive is not entitled to have paid by the Company.  The Company shall have the right to select counsel reasonably acceptable to the Executive to defend such claim and to have the same counsel represent the Company and its officers and directors unless there is a material conflict of interest between the Company and the Executive, in which case the Executive may select and retain his own counsel at the Company’s expense.  The Executive shall not settle any action or claim against the Executive without the prior written consent of the Company, except at the Executive’s sole cost and expense.

13

(i)

Section Headings.  The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(j)

Withholding.  Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable Federal, State or local employment or income tax laws or similar statutes or other provisions of law then in effect.

(k)

Waiver of Jury Trial.  The Company and the Executive hereby waive, as against the other, trial by jury in any judicial proceeding to which they are both parties involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement.

(l)

Entire Agreement.  This Agreement contains the entire understanding, and cancels and supersedes all prior agreements, including any agreement in principle or oral statement, letter of intent, statement of understanding or guidelines of the parties hereto with respect to the subject matter hereof, excluding the EBP and the CAP Agreement.  Notwithstanding the foregoing, this Agreement does not cancel or supersede the Plans as defined in Section 2(b) or the plans referred to in Section 2(c).  This Agreement may be amended, supplemented or otherwise modified only by a written document executed by each of the parties hereto or their respective successors or assigns.  The Executive acknowledges that he is entering into this Agreement of his own free will and accord with no duress, and that he has read this Agreement and understands it and its legal consequences.

(m)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

PHILLIPS-VAN HEUSEN CORPORATION

By:

/s/ Bruce J. Klatsky

Name:  Bruce J. Klatsky

Title:  Chairman and Chief Executive Officer

/s/ Mark Weber

Mark Weber

14

EXHIBIT A

RELEASE

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT MARK WEBER (the "Releasor"), on behalf of himself and his heirs, executors, administrators and legal representatives, in consideration of the amounts paid as severance as set forth in Section [3(b)][3(c)][3(g)(ii)] of the Employment Agreement between the Releasor and PHILLIPS-VAN HEUSEN CORPORATION, dated as of March 4, 2003 (as the same may have been heretofore amended, the "Agreement"), hereby irrevocably, unconditionally, generally and forever releases and discharges Phillips-Van Heusen Corporation,  together with its current and former subsidiaries (the "Company"), each of its current and former officers, directors, employees, agents, representatives and advisors and their respective heirs, executors, administrators, legal representatives, receivers, affiliates, beneficial owners, successors and assigns (collectively, the "Releasees"), from, and hereby waives and settles, any and all, actions, causes of action, suits, debts, promises, damages, or any liability, claims or demands, known or unknown and of any nature whatsoever and which the Releasor ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release arising directly or indirectly pursuant to or out of his employment with the Company or the termination of such employment (collectively, "Claims"), including, without limitation, any Claims (i) arising under any federal, state, local or other statutes, orders, laws, ordinances, regulations or the like that relate to the employment relationship and/or specifically that prohibit discrimination based upon age, race, religion, gender, national origin, disability, sexual orientation or any other unlawful bases, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, the Americans with Disabilities Act of 1990, as amended, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the New Jersey Law Against Discrimination, as amended, the New York State and New York City Human Rights Laws, as amended, the laws of the States of New York and New Jersey, the City of New York and Somerset County, New Jersey relating to discrimination, as amended, and any and all applicable rules and regulations promulgated pursuant to or concerning any of the foregoing statutes; (ii) arising under or pursuant to any contract, express or implied, written or oral, including, without limitation, the Agreement; (iii) for wrongful dismissal or termination of employment; (iv) for tort, tortuous or harassing conduct, infliction of mental or emotional distress, fraud, libel or slander; and (v) for damages, including, without limitation, punitive or compensatory damages or for attorneys’ fees, expenses, costs, wages, injunctive or equitable relief.  This Release shall not apply to any claim that the Releasor may have for a breach of Section [3(b)] [3(c)][3(g)(ii)], 5(d) or 7(h) of the Agreement.

The Releasor agrees not to file, assert or commence any Claims against any Releasee with any federal, state or local court or any administrative or regulatory agency or body.

The Releasor represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the Releasor may have against the Releasees, or any of them, and the Releasor agrees to indemnify and hold the Releasees, and each of them, harmless from any Claims, or other liability, demands, damages, costs, expenses and attorneys’ fees incurred by the Releasees, or any of them, as a result of any person asserting any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the Releasor under this indemnity.

The Releasor agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any Claim released hereunder, or in any manner asserts against the Releasees, or any of them, any Claim released hereunder, then the Releasor shall pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys' fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.

The Releasor hereby waives any right to, and agrees not to, seek reinstatement of his employment with the Company or any Releasee.  The Releasor acknowledges that the amounts to be paid to him under Section [3(b)] [3(c)][3(g)(ii)] of the Agreement include benefits, monetary or otherwise, which the Releasor has not earned or accrued, or to which he is not already entitled.

Releasor acknowledges that he was advised by the Company to consult with his attorney concerning the waivers contained in this Release, that he has consulted with counsel, and that the waivers Releasor has made herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived.

The Releasor has a period of 21 days from the date on which a copy of this Release has been delivered to him to consider whether to sign it.  In addition, in the event that Releasor elects to sign and return to Phillips-Van Heusen Corporation a copy of this Release, Releasor has a period of seven days (the "Revocation Period") following the date of such return to revoke this Release, which revocation must be in writing and delivered to Phillips-Van Heusen Corporation, 200 Madison Avenue, New York, New York 10016, Attention: General Counsel, within the Revocation Period.  This Release, and the Releasor's right to receive the amounts to be paid to him under Section [3(b)][3(c)][3(g)(ii)], shall not be effective or enforceable until the expiration of the Revocation Period without the Releasor's exercise of his right of revocation.

This Release shall not be amended, supplemented or otherwise modified in any way except in a writing signed by the Releasor and Phillips-Van Heusen Corporation.

This Release shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to its principles of conflicts of law.

IN WITNESS WHEREOF, the Releasor has caused this Release to be executed as of

_____________________________, 20__.

Mark Weber

SWORN TO AND SUBSCRIBED

BEFORE ME THIS ____ DAY OF

____________________, 20__.

Notary Public

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”), dated as of March 3, 2005 between PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation (“PVH” and, together with its subsidiaries, the “Company”), and MARK WEBER (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company has previously entered into an Employment Agreement with the Executive dated as of March 4, 2003 (the “Existing Agreement”), and, in connection with the Executive’s promotion to Chief Executive Officer of the Company, desires to amend and restate the Existing Agreement so as to ensure that the Executive is retained on a full-time basis in accordance with the terms set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on the terms and conditions set forth herein, and agrees that this Agreement shall amend and supercede the terms and conditions of the Existing Agreement effective as of the Effective Date (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.

Employment.

(a)

Effective Date.  This Agreement shall be effective as of the date on which Bruce J. Klatsky relinquishes his title as Chief Executive Officer of the Company and the Board of Directors of the Company (which for purposes of this Agreement includes any committee thereof, unless the context otherwise requires) (the “Board”) appoints the Executive to the position of Chief Executive Officer of the Company (the “Effective Date”).  Until the Effective Date, the terms and conditions of the Existing Agreement shall continue in full force and effect.

(b)

Employment Period.  The Company agrees to continue to employ the Executive, and the Executive agrees to continue to be employed by the Company, in accordance with the terms and conditions hereof.  The Executive shall be an employee at will and this Agreement shall not constitute a guarantee of employment.  Each of the parties acknowledges and agrees that either party may terminate the Executive’s employment at any time, for any reason, with or without Cause (as defined in Section 3(a)).  The period commencing on the Effective Date and ending on the effective date of the termination of the Executive’s employment is hereinafter referred to as the “Employment Period.”

(c)

Position and Duties.  (i)  During the Employment Period, (A) the Executive shall serve as the Chief Executive Officer of the Company, with such duties and responsibilities as are consistent with such positions in a company the size and nature of the Company, (B) the Executive shall serve as a member of the Board, (C) the Executive shall report directly to the Board and (D) the Executive’s services shall be performed at the Company’s headquarters in New York, New York as of the Effective Date or such other location as may be mutually agreed between the Company and the Executive, except for travel, and visits to Company offices and facilities worldwide, reasonably required to attend to the Company’s business.

(ii)

During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his business attention and time (with business time determined in accordance with the Company’s usual and customary standards for its senior executives) to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive’s reasonable best efforts to perform faithfully and conscientiously such responsibilities.  During the Employment Period, the Executive shall be entitled to serve as a member of the board of directors of a reasonable number of other companies, to serve on civic and charitable boards and to manage his personal and family investments, in each case, to the extent such activities do not materially interfere, in the reasonable judgment of the Board, with the performance of his duties for the Company and are otherwise consistent with the Company’s governance policies.

2.

Compensation.

(a)

Base Salary.  During the Employment Period, the Company shall pay the Executive a salary at the annual rate of $1,100,000 (“Base Salary”), payable in accordance with the normal payroll procedures of the Company in effect from time to time.  The Executive’s Base Salary shall be reviewed for increase at least annually by the Board pursuant to its normal performance review policies for senior executives.  Base Salary shall not be reduced after any increase, and the term Base Salary as utilized in this Agreement shall refer to the Executive’s annual base salary as then in effect.

(b)

Incentive and Bonus Compensation.  The Executive shall be eligible to participate in the Company’s existing and future bonus and stock option plans and other incentive compensation programs for similarly situated executives, including, without limitation, the Company’s 1997, 2000 and 2003 Stock Option Plans, and subject to the approval thereof by the Company’s stockholders at the 2005 Annual Meeting of Stockholders, the Company’s Long-Term Incentive Plan and Performance Incentive Bonus Plan (collectively, “Plans”), to the extent that the Executive is qualified to participate in any such Plan under the generally applicable provisions thereof in effect from time to time.  Such eligibility is not a guarantee of participation in or of the receipt of any award, payment or other compensation under any Plan.  To the extent the Executive does participate in a Plan and the Plan does not expressly provide otherwise, the Board may determine all terms of participation (including, without limitation, the type and size of any award, payment or other compensation and the timing and conditions of receipt thereof by the Executive) in its sole and absolute discretion; provided, that, with respect to each fiscal year ending during the Employment Period, the Executive’s target annual cash bonus opportunity under the Company’s Performance Incentive Bonus Plan (or any successor plan) shall be no less than 75% of his Base Salary and his maximum annual cash bonus opportunity under the Company’s Performance Incentive Bonus Plan (or any successor plan) shall be no less than 175% of his Base Salary.  Nothing herein shall be deemed to prohibit the Company or the Board from amending or terminating any and all Plans in its sole and absolute discretion, provided, that, if the Company’s Long Term Incentive Plan is discontinued, it shall be replaced with a plan or program that provides the Executive with a comparable long-term incentive opportunity, which shall not be a guarantee of the terms or form of payment of the potential awards or benefits under any such replacement plan.  Except as otherwise provided herein, the terms of each Plan shall govern the Executive’s rights and obligations thereunder during the Executive’s employment and upon the termination thereof.  Without limiting the generality of the foregoing, the definition of “Cause” hereunder shall not supersede the definition of “cause” in any Plan (unless the Plan expressly defers to the definition of “cause” under an executive’s employment agreement) and any rights of the Executive hereunder upon and subsequent to the termination of the Executive’s employment shall be in addition to, and not in lieu of, any right of the Executive under any Plan then in effect upon or subsequent to a termination of employment.

(c)

Benefits.  The Executive shall be eligible to participate in all employee benefit and insurance plans sponsored or maintained by the Company for similarly situated executives (including, without limitation, the Associates’ Investment Plan for Salaried Associates, the Supplemental Savings Plan, the Pension Plan and the Supplemental Defined Benefit Plan and any other savings, retirement, life, health and disability plans), to the extent that the Executive is qualified to participate in any such plan under the generally applicable provisions thereof in effect from time to time.  Nothing herein shall be deemed to prohibit the Company or the Board from amending or terminating any such plan in its sole and absolute discretion.  Except as otherwise provided herein, the terms of each such plan shall govern the Executive’s rights and obligations thereunder during the Executive’s employment and upon the termination thereof.

(d)

Expenses.  The Company shall pay or reimburse the Executive for reasonable expenses incurred or paid by the Executive in the performance of the Executive’s duties hereunder in accordance with the generally applicable policies and procedures of the Company, as in effect from time to time and subject to the terms and conditions thereof.

(e)

Educational Benefit Plan and Capital Accumulation Program.  The Executive’s participation in the Company’s Capital Accumulation Program pursuant to the Agreement, dated as of February 12, 1987, between the Company and the Executive, as amended (the “CAP Agreement”), shall continue in accordance with the terms thereof; provided, however, that, notwithstanding any provision to the contrary in the CAP Agreement, if the Executive’s employment with the Company is terminated other than by reason of his death or for cause, at the Executive’s option, all of his benefits under the CAP Agreement may commence upon the termination of his employment.  In addition, the Executive’s participation in the Company’s Educational Benefit Program (the “EBP”) shall continue in accordance with past practice; provided, however, that if the Executive’s employment with the Company is terminated for any reason other than Cause, the Executive’s participation in the EBP shall continue until the completion of his sons’ undergraduate education up to age 25.  Without limiting the generality of the foregoing, the definition of “Cause” hereunder shall not supersede the definition of “cause” in the CAP Agreement and any rights of the Executive hereunder upon and subsequent to the termination of the Executive’s employment shall be in addition to, and not in lieu of, any right of the Executive under the EBP or the CAP Agreement upon or subsequent to a termination of employment.

3.

Termination of Employment.  The Executive’s employment hereunder shall terminate, or shall be subject to termination at any time, as follows:

(a)

Termination for Cause by the Company.  The Company may terminate the Executive’s employment with the Company at any time for Cause.  Upon such termination, the Company shall have no further obligation to the Executive hereunder except for the payment or provision, as applicable, of (i) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), (ii) all unreimbursed expenses (if any), subject to Section 2(d).  For the avoidance of doubt, the Executive shall have no right to receive any amounts under the Company’s severance policy upon his termination for Cause, and (iii) other payments, entitlements or benefits, if any, in accordance with terms of the applicable plans, programs, arrangements or other agreements of the Company or any affiliate thereof (other than any severance plan or policy) as to which the Executive held rights to such payments, entitlements or benefits, whether as a participant, beneficiary or otherwise on the date of termination (“Other Benefits”).

For purposes of this Agreement, “Cause” shall mean:  (1) gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Executive’s office or position, which results in material economic harm to the Company or its affiliates or in reputational harm causing demonstrable injury to the Company or its affiliates; (2) the willful and continued failure of the Executive to perform substantially the Executive’s duties with the Company or any affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties; (3) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (4) the Executive having willfully divulged, furnished or made accessible to anyone other than the Company, its directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any Confidential Information (as hereinafter defined); or (5) any act or failure to act by the Executive, which, under the provisions of applicable law, disqualifies the Executive from acting as the Chief Executive Officer of the Company or as a director of the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Board or the Chairman of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.  The Executive’s employment shall not be terminated for “Cause,” within the meaning of clause (1) or (2) above, unless the Executive has been given written notice by the Board stating the basis for such termination and he is given twenty (20) days to cure the neglect or conduct that is the basis of any such claim and, if he fails to cure such conduct, or such conduct cannot be cured, the Executive has an opportunity to be heard before the full Board and after such hearing, the Board gives the Executive written notice confirming that in the judgment of a majority of all directors of the Company (other than the Executive), “Cause” for terminating the Executive’s employment on the basis set forth in the notice exists.

(b)

Termination without Cause by the Company or for Good Reason by the Executive Prior to a Change in Control.  The Company may also terminate the Executive’s employment with the Company at any time without Cause, and the Executive may terminate his employment with the Company at any time for Good Reason (as defined below in Section 3(f)(i)(B)).  If the Company terminates the Executive’s services without Cause or the Executive terminates his employment with the Company for Good Reason, other than during the two-year period following a Change in Control (as defined below in Section 3(f)(i)(A)), the Executive shall be entitled to receive from the Company (i) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), (ii) all unreimbursed expenses (if any), subject to Section 2(d), (iii) an aggregate amount (the “Severance Amount”) equal to three times the average annual “cash compensation” paid to and/or accrued with respect to the Executive during the two completed fiscal years of the Company immediately preceding the date of such termination, with such amount to be paid in 36 substantially equal payments on the same schedule that Base Salary was paid immediately prior to the Executive’s date of termination, and (iv) the payment or provision of any Other Benefits.  For purposes of this Section 3(b), “cash compensation” shall mean only annual base salary and annual cash bonus (if any).  In addition, if the Company terminates the Executive’s employment with the Company without Cause or the Executive terminates his employment with the Company for Good Reason, then the Company shall also provide to the Executive, during the three-year period following the Executive’s date of termination, medical, dental, life and disability insurance coverage for the Executive and the members of his family which is not less favorable to the Executive than the group medical, dental, life and disability insurance coverage carried by the Company for the Executive and the members of his family immediately prior to such termination of employment; provided, however, that the obligations set forth in this sentence shall terminate to the extent the Executive obtains comparable medical, dental, life or disability insurance coverage from any other employer during such period, but the Executive shall not have any obligation to seek or accept employment during such period, whether or not any such employment would provide comparable medical and dental insurance coverage; and provided further, however, that the Executive shall be obligated to pay an amount equal to the active employee contribution, if any, for each such coverage.  In addition, all unvested outstanding stock options granted to the Executive pursuant to any Plans shall immediately vest and the Executive shall have until the earlier of (x) three years from the termination date and (y) the scheduled expiration date of each option to exercise all outstanding stock options, other than options granted under the Company’s 1987 Stock Option Plan, which shall only be exercisable up to 30 days after the last day of the Executive’s employment (or the scheduled expiration thereof, if sooner).  For the avoidance of doubt, the payment of the Severance Amount shall be in lieu of any amounts payable under the Company’s severance policy (as then in effect) and the Executive hereby waives any and all rights thereunder.  To the extent the payment of the Severance Amount commencing immediately following the Executive’s date of termination would result in the imposition of the additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the first installment of the Severance Amount (equal to the amount that would have been paid if the Severance Amount had been paid ratably during the six-month period following the date of termination) shall be paid on the first business day that is six months after the date of termination and all remaining installments for such 36-month period shall be paid as provided above.

(c)

Termination by Voluntary Resignation (without Good Reason) by the Executive.  The Executive may terminate his employment with the Company without Good Reason at any time by voluntary resignation.  Upon such termination, the Company shall have no further obligation to the Executive hereunder except for the payment of (i) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), (ii) all unreimbursed expenses (if any), subject to Section 2(d), and (iii) the payment or provision of any Other Benefits.  Notwithstanding the foregoing, the Executive shall provide no less than 90 days’ prior written notice of the effective date of his resignation (other than for Good Reason).  The Company shall continue to pay the Executive his Base Salary during such 90-day period.  The Executive acknowledges and agrees that the Company may elect to place the Executive on paid leave for all or any part of such 90-day period.  Notwithstanding the foregoing, the Company, in its sole and absolute discretion, may waive the requirement for prior notice of the Executive’s resignation or decrease the notice period, in which event the Company shall have no continuing obligation to pay the Executive’s Base Salary or shall only have such obligation with respect to the shortened period, as the case may be.

(d)

Disability.  The Executive’s employment shall be terminable by the Company, subject to applicable law and the Company’s short-term and long-term disability policies then in effect, if the Executive becomes physically or mentally disabled, whether totally or partially, such that he is prevented from performing his usual duties and services hereunder for a period of 180 consecutive days as determined by a medical doctor selected by the Company and reasonably acceptable to the Executive or his legal representative  (“Disability”).  If the Executive’s employment is terminated by the Company due to his Disability, the Company shall have no further obligation to the Executive hereunder, except for the payment to the Executive or his legal guardian or representative, as appropriate, of (i) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), (ii) all unreimbursed expenses (if any), subject to Section 2(d), and (iii) the payment or provision of any Other Benefits.

(e)

Death.  If the Executive shall die during the Employment Period, this Agreement shall terminate on the date of the Executive’s death and the Company shall have no further obligation to the Executive hereunder except for the payment to the Executive’s estate of (i) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), (ii) all unreimbursed expenses (if any), subject to Section 2(d), and (iii) the payment or provision of any Other Benefits.

(f)

Termination by the Company without Cause or by the Executive For Good Reason Subsequent to a Change in Control.

(i)

For purposes of this Agreement, the following terms shall have the meanings set forth below:

(A)

“Change in Control” shall be deemed to occur upon the first to occur of the following events:

(1)

Any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than a “person” who as of the date hereof is the owner of at least 8% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), becomes (A) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-quarter but less than one-half of the Outstanding Company Voting Securities, unless such acquisition has been approved within thirty (30) days thereafter by at least a majority of the Incumbent Board (as defined in clause (2) below taking into account the provisos), or (B) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-half of the Outstanding Company Voting Securities; provided, however, that, for purposes of this Section 3(f)(i)(A)(1), the following acquisitions shall not constitute a Change in Control:  (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 3(f)(i)(A)(3) below; or

(2)

Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3)

Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) and the Outstanding Company Voting Securities, immediately prior to such  Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

(4)

The approval by the stockholders of the Company of a complete liquidation or a dissolution of the Company.

(B)

“Good Reason” shall mean the occurrence of any of the following events or circumstances without the Executive’s prior written consent:

(1)

the assignment to the Executive of any duties inconsistent in any material respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1(c) (or following a Change in Control, as in effect immediately prior to such Change in Control), or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(2)

a reduction of the Executive’s Base Salary;

(3)

the failure of the Company to comply with the provisions of Section 2(b) relating to the level of the Executive’s annual cash bonus opportunity;

(4)

the failure of the Company to comply with the provisions of Section 2(b) relating to the Executive’s long-term incentive opportunity in the event the Company’s Long Term Incentive Plan is discontinued;

(5)

the taking of any action by the Company that substantially diminishes the aggregate value of the employee benefits provided to the Executive pursuant to the Company’s employee benefit and insurance plans as in effect on the Effective Date (or, following a Change in Control, as in effect immediately prior to such Change in Control);

(6)

the removal of the Executive as Chief Executive Officer of the Company (other than for Cause);

(7)

the failure to appoint or elect (or reappoint or reelect) the Executive as a member of the Board or the removal of the Executive from the Board (other than for Cause);

(8)

the Company requiring that the Executive’s services be rendered primarily at a location or locations more than 35 miles from the location set forth in Section 1(c), except for travel, and visits to Company offices and facilities worldwide, reasonably required to attend to the Company’s business;

(9)

solely after a Change in Control of the Company, a change in the Chairman of the Board such that neither the person holding such position as of immediately prior to the Change in Control nor the Executive is serving as the Chairman of the board of directors of the corporation resulting from such Change in Control at any time during the one-year period following such Change in Control (other than as a result of such prior Chairman’s cessation of service due to death or disability); or

(10)

the failure of the Company to require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(ii)

Obligations of the Company upon a Termination by the Executive for Good Reason or the Company for any reason other than death, Disability or Cause during the Two-Year Period following a Change in Control.  If within two years after the occurrence of a Change in Control, the Executive terminates his employment with the Company for Good Reason or the Company terminates the Executive’s employment for any reason other than death, Disability or Cause, the Company (or the then former Company subsidiary employing the Executive), or the consolidated, surviving or transferee Person in the event of a Change in Control pursuant to a consolidation, merger or sale of assets, shall pay to the Executive, in a lump sum immediately subsequent to the date of such termination, (A) the portion of the Base Salary for periods prior to the effective date of termination accrued but unpaid (if any), (B) all unreimbursed expenses (if any), subject to Section 2(d), (C) an aggregate amount equal to the sum of (x) the product of (1) three and (2) the average annual “cash compensation” (as defined in this Section 3(f)(ii)) paid to and/or accrued with respect to the Executive during the two completed fiscal years of the Company immediately preceding the date of such termination, and (D) the payment or provision of any Other Benefits.  For purposes of this Section 3(f)(ii), “cash compensation” shall mean annual base salary, annual cash bonus (if any) and cash awards (if any, except as provided in the proviso hereto) under the Company’s Long Term Incentive Plan (or any successor cash-based long term incentive plan, which for the avoidance of doubt shall include, for purposes of this Section 3(f)(ii), any plan under which the award opportunity is denominated as a dollar amount, even if the actual award amount is satisfied in equity), provided, that if the Long Term Incentive Plan  (or any successor cash-based long term incentive plan) is discontinued and not replaced with a cash-based long term incentive plan, for purposes of determining the average annual cash compensation under clause (C)(2) above, the amounts equal to the payments made or accrued (to the extent earned but unpaid) to or for the Executive under the Company’s Long Term Incentive Plan (or any successor cash-based long term incentive plan) with respect to the final two completed performance cycles under such plan shall be included.  Upon the termination of employment with the Company for Good Reason by the Executive or upon the involuntary termination of employment with the Company of the Executive for any reason other than death, Disability or Cause, in either case within two years after the occurrence of a Change in Control, the Company (or the then former Company subsidiary employing the Executive), or the consolidated, surviving or transferee Person in the event of a Change in Control pursuant to a consolidation, merger or sale of assets, shall also provide, for the period of three consecutive years commencing on the date of such termination of employment, medical, dental, life and disability insurance coverage for the Executive and the members of his family which is not less favorable to the Executive than the group medical, dental, life and disability insurance coverage carried by the Company for the Executive and the members of his family either immediately prior to such termination of employment or immediately prior to the occurrence of such Change in Control, whichever is greater; provided, however, that the obligations set forth in this sentence shall terminate to the extent the Executive obtains comparable medical, dental, life or disability insurance coverage from any other employer during such three-year period, but the Executive shall not have any obligation to seek or accept employment during such three-year period, whether or not any such employment would provide comparable medical, dental, life and disability insurance coverage.  For the avoidance of doubt, the amounts payable under clause (C) of this Section 3(f)(ii) as severance shall be in lieu of any amounts payable under the Company’s severance policy and the Executive hereby waives any and all rights thereunder.  To the extent the immediate payment of the amount determined under clause (C) would result in the imposition of the additional tax under Section 409A of the Code, such amount shall be paid in a lump sum on the business day that is six months after the date of termination.

(iii)

Certain Additional Payments by the Company.

(A)  In the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 3(f)(iii)) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(B)

Subject to the provisions of Section 3(f)(iii)(C), all determinations required to be made under this Section 3(f)(iii), including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company’s auditors or such other nationally recognized certified public accounting firm reasonably acceptable to the Executive as may be designated by the Company (the “Accounting Firm”).  The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company.  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  Any Gross-Up Payment, as determined pursuant to this Section 3(f)(iii), shall be paid by the Company to the Executive within five days of the later of (I) the due date for the payment of any Excise Tax, and (II) the receipt of the Accounting Firm’s determination.  Any determination by the Accounting Firm shall be binding upon the Company and the Executive.  As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the “Underpayment”), consistent with the calculations required to be made hereunder.  In the event the Company exhausts its remedies pursuant to Section 3(f)(iii)(C) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

(C)

The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment.  Such notification shall be given as soon as practicable, but no later than ten business days after the Executive is informed in writing of such claim.  The Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.  The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).  If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

(1)

give the Company any information reasonably requested by the Company relating to such claim,

(2)

take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(3)

cooperate with the Company in good faith in order effectively to contest such claim, and

(4)

permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses.  Without limitation on the foregoing provisions of this Section 3(f)(iii), the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either pay the tax claimed to the appropriate taxing authority on behalf of the Executive and direct the Executive to sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company pays such claim and directs the Executive to sue for a refund, the Company shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and, provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount.  Furthermore, the Company’s control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(D)

If, after the receipt by the Executive of a Gross-Up Payment or payment by the Company of an amount on the Executive’s behalf pursuant to Section 3(f)(iii)(C), the Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to such claim, the Executive shall (subject to the Company’s complying with the requirements of Section 3(f)(iii)(C), if applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).  If, after payment by the Company of an amount on the Executive’s behalf pursuant to Section 3(f)(iii)(C), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

(E)

Notwithstanding any other provision of this Section 3(f)(iii), the Company may, in its sole discretion, withhold and pay to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Gross-Up Payment, and the Executive hereby consents to such withholding.

(g)

Notice of Termination.  Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 7(c).  “Notice of Termination” means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the date of termination is other than the date of receipt of such notice, specifies the date of termination.

(h)

Date of Termination.  For purposes of this Agreement the Executive’s date of termination of employment shall be (i) if the Executive’s employment is terminated by the Company with or without Cause, by the Executive for Good Reason, or due to the Executive’s Disability, the date of termination shall be the date on which the other party receives notice of such termination, unless a later date is mutually agreed, (ii) if the Executive’s employment is terminated by the Executive other than for Good Reason, the 90th day following the Company’s receipt of the Notice of Termination unless the Company waives or reduces such period as provided in Section 3(c), and (iii) if the Executive’s employment is terminated by reason of death, the date of termination shall be the date of death.

(i)

Resignation.  Upon termination of the Executive’s employment for any reason, the Executive agrees to resign, effective as of the date of termination, from any positions that the Executive holds with the Company and its affiliates, the Board (and any committees thereof), unless the Board requests otherwise and the Executive agrees, and the board of directors (and any committees thereof) of any of the Company’s affiliates.

4.

Effect of Termination.  (a)  Full Settlement.  The amounts paid to the Executive pursuant to Section 3(b) or 3(f)(ii), as applicable, following termination of his employment shall be in full and complete satisfaction of the Executive’s rights under this Agreement and any other claims he may have with respect to his employment by the Company and the termination thereof, other than as expressly provided in Sections 2(b) and 2(e).  Such amounts shall constitute liquidated damages with respect to any and all such rights and claims.  In consideration of the Executive’s receipt thereof, each of the Executive and the Company agree to execute a mutual general release in favor of the other party, substantially in the form attached hereto as Exhibit A.  The payments and provision of benefits to the Executive required by Sections 3(b) and 3(f)(ii) shall be conditioned upon the Executive’s delivery (and non-revocation prior to the expiration of the revocation period contained in the release) of such release in favor of the Company, subject to the Company’s delivery to the Executive of such release in favor of the Executive.  Notwithstanding the foregoing, nothing herein shall be construed to release the Company or the Executive from any obligations that continue following the Executive’s date of termination, including without limitation, the Company’s obligations under Section 3(f)(iii), the provision of welfare benefits and the indemnification of the Executive as set forth in Section 7(h), and the Executive’s obligations under Section 5.

(b)

No Duplication; No Mitigation; Limited Offset.  In no event shall the Executive be entitled to duplicate payments or benefits under different provisions of this Agreement or pursuant to the terms of any other plan, program or arrangement of the Company or its affiliates.  In the event of any termination of the Executive’s employment, the Executive shall be under no obligation to seek other employment, and, there shall be no offset against amounts due the Executive under this Agreement or pursuant to any plan of the Company or any of its affiliates on account of any remuneration attributable to any subsequent employment or any claim asserted by the Company or any of its affiliates, except with respect to the continuation of benefits under Sections 3(b) and 3(f)(ii), which shall terminate immediately upon obtaining comparable coverage from another employer during such three-year period in accordance with the terms of the Severance Plan.

5.

Restrictive Covenants.

(a)

Confidentiality.  The Executive recognizes that any knowledge and information of any type whatsoever of a confidential nature relating to the business of the Company, including, without limitation, all types of trade secrets, vendor and customer lists and information, employee lists and information, information regarding product development, marketing plans, management organization information, operating policies and manuals, sourcing data, performance results, business plans, financial records, and other financial, commercial, business and technical information (collectively, "Confidential Information"), must be protected as confidential, not copied, disclosed or used, other than for the benefit of the Company, at any time.  The Executive further agrees that at any time during the Employment Period or thereafter he will not divulge to anyone (other than the Company or any Person employed or designated by the Company), publish or make use of any Confidential Information without the prior written consent of the Company, except as (and only to the extent) (i) required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency and then only after providing the Company with the reasonable opportunity to prevent such disclosure or to receive confidential treatment for the Confidential Information required to be disclosed, (ii) with respect to any other litigation, arbitration or mediation involving this Agreement, including, but not limited to the enforcement of this Agreement or (iii) as to Confidential Information that becomes generally known to the public or within the relevant trade or industry other than due to the Executive’s violation of this Section 5(a).  The Executive further agrees that following the termination of the Employment Period for whatever reason, (A) the Company shall keep all tangible property assigned to the Executive or prepared by the Executive and (B) the Executive shall not misappropriate or infringe upon the Confidential Information of the Company (including the recreation or reconstruction of Confidential Information from memory).

(b)

Non-Interference.  The Executive acknowledges that information regarding the Company’s business and financial relations with its vendors and customers is Confidential Information and proprietary to the Company and that any interference with such relations based directly or indirectly on the use of such information would cause irreparable damage to the Company.  The Executive acknowledges that by virtue of his employment with the Company, he has gained or may gain knowledge of such information concerning the Company’s vendors and customers (respectively “Vendor Information” or “Customer Information”), and that he would inevitably have to draw on this Vendor Information and Customer Information and on other Confidential Information if he were to solicit or service the Company’s vendors or customers on behalf of a competing business enterprise.  Accordingly, and subject to the immediately following sentence, the Executive agrees that during the Employment Period and for a period of 18 months following the termination thereof, other than by reason of a termination by the Company without Cause or by the Executive for Good Reason, the Executive will not, on behalf of himself or any other Person, other than the Company, directly or indirectly do business with, solicit the business of, or perform any services for any actual vendor or customer of the Company, any Person that has been a vendor or customer of the Company within the 12-month period preceding such termination or any actively solicited prospective vendor or customer as to whom or which the Executive provided any services or as to whom or which the Executive has knowledge of Vendor Information, Customer Information or Confidential Information. The foregoing restrictive covenant shall only apply to business activities engaged in by the Executive on behalf of himself or any other Person that are directly competitive with those of the operating divisions of the Company in which the Executive has worked or over which he has or has had supervisory responsibility, in terms of channels of distribution, types of products, gender for which the products have been designed and similarity of price range.  In addition, the Executive agrees that, during the Employment Period and such 18-month period thereafter, he will not, directly or indirectly, seek to encourage or induce any such vendor or customer to cease doing business with, or lessen its business with, the Company, or otherwise interfere with or damage (or attempt to interfere with or damage) any of the Company’s relationships with its vendors and customers, except in the ordinary course of the Company’s business.

(c)

Non-Competition.  The Executive agrees that, during the Employment Period and for a period of 12 months following his termination of employment, other than upon a termination by the Company without Cause or by the Executive for Good Reason, the Executive shall not, without the prior written consent of the Company, directly or indirectly, on the Executive’s behalf or on behalf of any other person, firm, corporation, association or other entity, as an employee, director, advisor, partner, consultant or otherwise, engage in any business of, provide services to, enter the employ of, or have any interest in, any other person, firm, corporation or other entity that is engaged in a business that is in competition with the primary businesses or products of the Company as of the Executive’s date of termination (following a Change in Control, such businesses or products shall be limited to those in which the Executive has worked or over which he has or has had supervisory responsibility, in terms of channels of distribution, types of products, gender for which the products have been designed and similarity of price range, as of his date of termination).  Nothing herein shall restrict the Executive from owning, for personal investment purposes only, less than 5% of the voting stock of any publicly held corporation or 2% of the ownership interest in any non-publicly held company, if the Executive has no other connection or relationship with the issuer of such securities.

(d)

Non-Solicitation.  The Executive agrees that during the Employment Period and for a period of 18 months following the termination thereof for any reason, he will not hire or solicit to hire, whether on his own behalf or on behalf of any other Person (other than the Company), any employee of the Company or any individual who had left the employ of the Company within 12 months of the termination of the Executive’s employment with the Company.  In addition, during the Employment Period and such 18-month period thereafter, the Executive will not, directly or indirectly, encourage or induce any employee of the Company to leave the Company’s employ, except in the ordinary course of the Company’s business.

(e)

Public Comment.  The Executive, during the Employment Period and at all times thereafter, shall not make any derogatory comment concerning the Company or any of its current or former directors, officers, stockholders or employees.  Similarly, the then current (i) members of the Board and (ii) members of the Company’s senior management shall not make any derogatory comment concerning the Executive, and the Company shall use reasonable efforts to ensure that the former (A) members of the Board and (B) members of the Company’s senior management do not make any derogatory comment concerning the Executive.

(f)

Blue Penciling.  If any of the restrictions on competitive or other activities contained in this Section 5 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the extent compatible with the applicable law; it being understood that by the execution of this Agreement, (i) the parties hereto regard such restrictions as reasonable and compatible with their respective rights and (ii) the Executive acknowledges and agrees that the restrictions will not prevent him from obtaining gainful employment subsequent to the termination of his employment.  The existence of any claim or cause of action by the Executive against the Company shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenants, but such claim or cause of action shall be determined separately.

(g)

Injunctive Relief.  The Executive acknowledges and agrees that the covenants and obligations of the Executive set forth in this Section 5 relate to special, unique and extraordinary services rendered by the Executive to the Company and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law.  Therefore, the Executive agrees that the Company shall be entitled to seek an injunction, restraining order or other temporary or permanent equitable relief (without the requirement to post bond) restraining the Executive from committing any violation of the covenants and obligations contained herein.  These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

6.

Work for Hire.  The Executive agrees that all marketing, operating and training ideas, sourcing data, processes and materials, including all inventions, discoveries, improvements, enhancements, written materials and development related to the business of the

Company (“Proprietary Materials”) to which the Executive may have access or that the Executive may develop or conceive while employed by the Company shall be considered works made for hire for the Company and prepared within the scope of employment and shall belong exclusively to the Company.  Any Proprietary Materials developed by the Executive that, under applicable law, may not be considered works made for hire, are hereby assigned to the Company without the need for any further consideration, and the Executive agrees to take such further action, including executing such instruments and documents as the Company may reasonably request, to evidence such assignment.

7.

Miscellaneous.

(a)

Assignment and Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns.  Notwithstanding anything in the foregoing to the contrary, the Executive may not assign any of his rights or obligations under this Agreement without first obtaining the written consent of the Company.  The Company may assign this Agreement in connection with a sale of all or substantially all of its business and/or assets (whether direct or indirect, by purchase, merger, consolidation or otherwise) and will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  “Company” means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

(b)

Survival.  The provisions of Sections 3, 4, 5, 6 and 7 shall survive the termination of this Agreement pursuant to Section 3.

(c)

Notices.  Any notices to be given hereunder shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid as follows:

If to the Executive, addressed to the Executive at the address then shown in the Executive’s employment records

With a copy to:

Stewart Reifler, Esq.
Vedder, Price, Kaufman & Kammholz, P.C.
805 Third Avenue
New York, New York  10022

If to the Company at:

Phillips-Van Heusen Corporation
200 Madison Avenue

New York, New York  10016
Attention:  Chairman

With a copy to:

Phillips-Van Heusen Corporation
200 Madison Avenue
New York, New York  10016
Attention:  Vice President, General Counsel and Secretary

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner provided above for giving notice.

(d)

Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the principles thereof relating to the conflict of laws.

(e)

Consent to Jurisdiction.  Except as provided in Section 7(i), any judicial proceeding brought against the Executive with respect to this Agreement may be brought in any court of competent jurisdiction in the Borough of Manhattan in the City and State of New York and, by execution and delivery of this Agreement, the Executive: (i) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate courts, and irrevocably agrees to be bound by any final judgment (after exhausting all appeals therefrom or after all time periods for such appeals have expired) rendered thereby in connection with this Agreement, and (ii) irrevocably waives any objection the Executive may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

(f)

Severability.  The invalidity of any one or more provisions of this Agreement or any part thereof shall not affect the validity of any other provision of this Agreement or part thereof; and in the event that one or more provisions contained herein shall be held to be invalid, the Agreement shall be reformed to make such provisions enforceable.

(g)

Waiver.  The Company, in its sole discretion, may waive any of the requirements imposed on the Executive by this Agreement.  The Company, however, reserves the right to deny any similar waiver in the future.  Each such waiver must be express and in writing and there will be no waiver by conduct.  Pursuit by the Company of any available remedy, either in law or equity, or any action of any kind, does not constitute waiver of any other remedy or action.  Such remedies and actions are cumulative and not exclusive. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason or the Company’s right to terminate the Executive’s employment for Cause, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(h)

Indemnification.  The Executive shall be entitled to indemnification (and the advancement of expenses) in connection with a litigation or proceeding arising out of the Executive’s acting as Chief Executive Officer or an employee, officer or director of the Company (or, to the extent such service is requested by the Company, any of its affiliates), to the maximum extent permitted by applicable law; provided, however, that in the event that it is finally determined that the Executive is not entitled to indemnification, the Executive shall promptly return any advanced amounts to the Company.  In addition, the Executive shall be entitled to liability insurance coverage pursuant to a Company-purchased directors’ and officers’ liability insurance policy on the same basis as other directors and officers of the Company.

(i)

Dispute Resolution/Legal Fees.  Except to the extent necessary to enforce the provisions of  Section 5 hereof in accordance with Section 5(g), any disputes under this Agreement shall be settled by arbitration in Manhattan in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The Executive shall be entitled to reimbursement for reasonable attorneys’ fees and expenses incurred in connection with any such arbitration, provided that the Executive prevails on at least one material claim that is the subject of dispute.

(j)

Section Headings.  The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(k)

Withholding.  Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable Federal, State or local employment or income tax laws or similar statutes or other provisions of law then in effect.

(l)

Entire Agreement.  This Agreement contains the entire understanding, and cancels and supersedes all prior agreements, including any agreement in principle or oral statement, letter of intent, statement of understanding or guidelines of the parties hereto with respect to the subject matter hereof, excluding the EBP and the CAP Agreement.  Notwithstanding the foregoing, this Agreement does not cancel or supersede the Plans as defined in Section 2(b) or the plans referred to in Section 2(c).  This Agreement may be amended, supplemented or otherwise modified only by a written document executed by each of the parties hereto or their respective successors or assigns.  The Executive acknowledges that he is entering into this Agreement of his own free will and accord with no duress, and that he has read this Agreement and understands it and its legal consequences.

(m)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

PHILLIPS-VAN HEUSEN CORPORATION

By:    /s/ Bruce J. Klatsky

Name:
Title:

   /s/ Mark Weber

Mark Weber

EXHIBIT A

RELEASE

1.

Executive’s Release.  TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT MARK WEBER (the “Releasor”), on behalf of himself and his heirs, executors, administrators and legal representatives, in consideration of the amounts paid as severance as set forth in Section [3(b)] [3(f)(ii)] of the Employment Agreement between the Releasor and PHILLIPS-VAN HEUSEN CORPORATION, dated as of  __________, 2005 (as the same may have been heretofore amended, the “Agreement”) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby irrevocably, unconditionally, generally and forever releases and discharges Phillips-Van Heusen Corporation,  together with its current and former subsidiaries (the “Company”), each of its current and former officers, directors, employees, agents, representatives and advisors and their respective heirs, executors, administrators, legal representatives, receivers, affiliates, beneficial owners, successors and assigns (collectively, the “Releasees”), from, and hereby waives and settles, any and all, actions, causes of action, suits, debts, promises, damages, or any liability, claims or demands, known or unknown and of any nature whatsoever and which the Releasor ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release arising directly or indirectly pursuant to or out of his employment with the Company or the termination of such employment (collectively, “Claims”), including, without limitation, any Claims (i) arising under any federal, state, local or other statutes, orders, laws, ordinances, regulations or the like that relate to the employment relationship and/or specifically that prohibit discrimination based upon age, race, religion, gender, national origin, disability, sexual orientation or any other unlawful bases, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, the Americans with Disabilities Act of 1990, as amended, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the New Jersey Law Against Discrimination, as amended, the New York State and New York City Human Rights Laws, as amended, the laws of the States of New York and New Jersey, the City of New York and Somerset County, New Jersey relating to discrimination, as amended, and any and all applicable rules and regulations promulgated pursuant to or concerning any of the foregoing statutes; (ii) arising under or pursuant to any contract, express or implied, written or oral, including, without limitation, the Agreement; (iii) for wrongful dismissal or termination of employment; (iv) for tort, tortious or harassing conduct, infliction of mental or emotional distress, fraud, libel or slander; and (v) for damages, including, without limitation, punitive or compensatory damages or for attorneys’ fees, expenses, costs, wages, injunctive or equitable relief.  This Release shall not apply to any claim that the Releasor may have for a breach by the Company of Section [3(b)][3(f)(ii) and (iii)], 5(e) or 7(h) of the Agreement or the “CAP Agreement” or “EBP” (as such terms are defined in the Agreement) or any plan or program of the type referred to in Sections 2(b) and 2(c) of the Agreement in which the Releasor was a participant.

The Releasor agrees not to file, assert or commence any Claims against any Releasee with any federal, state or local court or any administrative or regulatory agency or body.  The Releasor represents and warrants that there has been no assignment or other transfer of any interest

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in any Claim which the Releasor may have against the Releasees, or any of them, and the Releasor agrees to indemnify and hold the Releasees, and each of them, harmless from any Claims, or other liability, demands, damages, costs, expenses and attorneys’ fees incurred by the Releasees, or any of them, as a result of any person asserting any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the Releasor under this indemnity.  The Releasor agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any Claim released hereunder, or in any manner asserts against the Releasees, or any of them, any Claim released hereunder, then the Releasor shall pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys’ fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.  The Releasor hereby waives any right to, and agrees not to, seek reinstatement of his employment with the Company or any Releasee.  The Releasor acknowledges that the amounts to be paid to him under Section [3(b)] [3(f)(ii)] of the Agreement include benefits, monetary or otherwise, which the Releasor has not earned or accrued, or to which he is not already entitled.

The Releasor acknowledges that he was advised by the Company to consult with his attorney concerning the waivers contained in this Release, that he has consulted with counsel, and that the waivers the Releasor has made herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived.  The Releasor has a period of 21 days from the date on which a copy of this Release has been delivered to him to consider whether to sign it.  In addition, in the event that the Releasor elects to sign and return to Phillips-Van Heusen Corporation a copy of this Release, the Releasor has a period of seven days (the “Revocation Period”) following the date of such return to revoke this Release, which revocation must be in writing and delivered to Phillips-Van Heusen Corporation, 200 Madison Avenue, New York, New York 10016, Attention: General Counsel, within the Revocation Period.  This Release, and the Releasor’s right to receive the amounts to be paid to him under Section [3(b)] [3(f)(ii)], shall not be effective or enforceable until the expiration of the Revocation Period without the Releasor’s exercise of his right of revocation.

2.

Company’s Release.  TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT, for and in consideration of the obligations upon the Releasor as set forth in the Agreement, and for other good and valuable consideration, the Company hereby (on its own behalf and that of its affiliates, divisions and predecessors and successors and the directors and officers of the Company in their capacity as such (collectively, the “Releasing Entities”)) releases the Releasor and his heirs, executors, successors and assigns (the “Executive Released Parties”) of and from all debts, obligations, promises, covenants, collective bargaining obligations, agreements, contracts, endorsements, bonds, controversies, suits, claims or causes of every kind and nature whatsoever, arising out of, or related to, his employment with the Company and its affiliates, his separation from employment with the Company and its affiliates or derivative of the Releasor’s employment, which the Releasing Entities now have or may have against the Executive Released Parties, whether known or unknown, by reason of facts which have occurred on or prior to the date that the Company has signed this Release; provided, however, that nothing contained in this Release shall release the Executive Released Parties from any claim or form of liability arising out of acts or omissions by the Releasor which constitute a violation of the criminal or securities laws

A-2

of any applicable jurisdiction or for which the Releasor would not be indemnified under applicable law.  Notwithstanding anything else herein to the contrary, this Release shall not affect the obligations of the Releasor set forth in the Agreement or any other obligations that by their terms are to be performed after the date hereof by the Releasor.

3.

No Amendment.  This Release shall not be amended, supplemented or otherwise modified in any way except in a writing signed by the Releasor and Phillips-Van Heusen Corporation.

4.

Governing Law.  This Release shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to its principles of conflict of laws.

_________________________	_________________________
Date	MARK WEBER

_________________________	_________________________
Date	PHILLIPS-VAN HEUSEN CORPORATION

SWORN TO AND SUBSCRIBED
BEFORE ME THIS ____ DAY OF
____________________, 20__.

Notary Public

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